EXHIBIT j



 McGLADREY & PULLEN, L.L.P.                                           RSM
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 Certified Public Accountants & Consultants                        international



                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated April 30, 1999, on the financial statments referred to therein, in the Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A, File No. 33-74470 of Institutional Daily Income Fund as filed with the Securities and Exchange Commission.

          We also consent to the reference to our Firm in each Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Counsel and Auditors" and "Financial Statements".



                                                      \s\McGladrey & Pullen, LLP



New York, New York
May 26, 1999